UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

Sadhana Equity Investment, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-52188	20-5122076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

25009 75th Avenue E
Myakka City, Florida 34251
(Address of Principal Executive Offices including Zip Code)

(727) 278-5598
(Registrant’s Telephone Number, including Area Code)

18101 Von Karman Ave., Suite 330
Irvine, California  92612
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 29, 2009, U.S.A. Capital Management Group, Inc., a Florida corporation (the “Seller”), completed the sale of 5,000,000 shares of common stock of Sadhana Equity Investment, Inc., a Florida corporation (the “Company”), to Christine D. Watts (the “Purchaser”) pursuant to that certain Share Purchase Agreement dated October 29, 2009 by and between Purchaser and U.S.A. Capital Management Group, Inc.  The sale resulted in the transfer of 100 percent of the issued and outstanding capital stock of the Company to Purchaser, which resulted in the change in control of the Company.  The description of the material terms of the aforementioned share purchase agreement included in Items 5.01 and 5.02 of this Form 8-K are incorporated by reference into this Item.

Item 5.01                      Changes in Control of Registrant

On October 29, 2009, the Seller consummated the sale of 5,000,000 million shares of common stock of the Company to the Purchaser for an aggregate purchase price of $13,000, which constituted 100 percent of the issued and outstanding shares of common stock of the Company.  Following the share purchase transaction, the Purchaser owned 100% of the issued and outstanding shares of common stock of the Company.  The consideration necessary to complete the share purchase transaction was provided by Purchaser’s personal funds.  As a result of the share purchase transaction, Purchaser maintains sole voting and investment control with respect to the shares of common stock of the Company.  Christine D. Watts is the President, Secretary and Treasurer and sole director of the Company.

Except as modified by the statements contained in this report, the statements and information included in the Company’s Form 10-SB General Form for Registration of Securities filed with the Securities and Exchange Commission on August 15, 2006, are incorporated by reference into this Item.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As provided by the Share Purchase Agreement, Paul Garcia, the President, Secretary and Treasurer and sole director of the Company, resigned on October 29, 2009, and Christine D. Watts replaced such person, as the President, Secretary and Treasurer and sole director of the Company.  Such individual will serve her term as director ending on the date of the next annual meeting of the shareholders of the Company, or until her successor is duly elected or qualified.  Paul Garcia has stated in his letter of resignation that his resignation does not in any way imply or infer any dispute or disagreement relating to the Company’s operations, policies or practices.

From September 2004 until June 2007, Christine D. Watts served as a staff accountant for Connecting Canada, Inc.  From February 2001 until September 2004, Ms. Watts served as a staff accountant and as a customer service representative for Life Sciences, Inc.  Ms. Watts has no prior experience with a public shell company or blank check company.

There are no agreements or understandings for Ms. Watts, our sole officer and director, to resign at the request of another person or act on behalf of, or at the discretion of, any other person. There are no agreements or understandings for Ms. Watts to devote her sole and exclusive efforts to the management of our business.

Item 9.01 Exhibits

The following Exhibits are filed herein:

Exhibits
Exhibit 10.1	Share Purchase Agreement dated October 29, 2009 by and between Christine D. Watts and U.S.A. Capital Management Group, Inc.
Exhibit 99.1	Letter of resignation – Paul Garcia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SADHANA EQUITY INVESTMENT, INC.

(Registrant)

 Dated: November 4, 2009

By:  /s/ Christine D. Watts
       Christine D. Watts
President, Secretary and Treasurer

Index to Exhibits

Sadhana Equity Investment, Inc.

Exhibit 10.1	Share Purchase Agreement dated October 29, 2009 by and between Christine D. Watts and U.S.A. Capital Management Group, Inc.
Exhibit 99.1	Letter of resignation – Paul Garcia